UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2004

CLECO CORPORATION

(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Underwriting Agreement dated November 9, 2004
Opinion of R. O'Neal Chadwick, Jr.
Press Release issued November 9, 2004

Item 8.01 Other Events.

     On November 9, 2004, Cleco Corporation (the “Company”) entered into an Underwriting Agreement with Goldman, Sachs & Co. (the “Underwriter”) for the public offering of 1,750,000 shares of the Company’s common stock, with an additional 250,000 shares of the Company’s common stock issuable pursuant to an over-allotment option granted to the Underwriter (the “Shares”). The Shares were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the shelf registration statement (Registration No. 333-55656) of the Company, as supplemented by the Prospectus Supplement dated November 9, 2004 relating to the Shares filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act. Closing of the issuance and sale of the Shares is scheduled for November 15, 2004.         .

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

     The following exhibits are furnished herewith:

1.1	Underwriting Agreement dated November 9, 2004 by and between the Company and the Underwriter.

5.1	Opinion of R. O’Neal Chadwick, Jr., Senior Vice President and General Counsel of the Company, as to the legality of the Shares.

99.1	Press Release issued November 9, 2004 relating to the offering of the Shares.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO CORPORATION

Date: November 15, 2004	By:	/s/ Kathleen F. Nolen

Kathleen F. Nolen
Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement dated November 9, 2004 by and between the Company and the Underwriter.

5.1	Opinion of R. O’Neal Chadwick, Jr., Senior Vice President and General Counsel of the Company, as to the legality of the Shares.

99.1	Press Release issued November 9, 2004 relating to the offering of the Shares.